UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 South Plum Grove Road Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective March 1, 2013, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Corporation”), and certain subsidiaries of Addus HealthCare (together with Addus HealthCare, the “Sellers”) completed the sale (the “Transaction”) to certain subsidiaries of LHC Group, Inc. (the “Purchasers”) of substantially all of the assets of the Sellers used in their home health business (the “Home Health Business”) in Arkansas, Nevada and South Carolina and 90% of the Home Health Business in California and Illinois, with Sellers retaining a 10% ownership interest in those locations, for a cash purchase price of approximately $20 million. In addition, the Purchasers assumed certain liabilities related to the Home Health Business. The Transaction was consummated pursuant to an Asset Purchase Agreement entered into on February 7, 2013 by the Sellers, the Purchasers and LHC Group, Inc. (the “Purchase Agreement”). The assets sold in the Transaction include 19 home health agencies and two hospice agencies in five states. These home health agencies provide physical, occupational and speech therapy, as well as skilled nursing services to pediatric, adult infirm and elderly patients. The management team of the Home Health Business has transferred to the Purchasers in connection with the Transaction. Neither the Corporation nor any of its affiliates, nor any director or officer of the Corporation, nor any associate of any such director or officer, has any material relationship with LHC Group, Inc. or any of the Purchasers.

In connection with the consummation of the Transaction, the Sellers have licensed certain trademarks to the Purchasers and have agreed not to compete with the business of owning and operating traditional Medicare home health and hospice businesses for a period of two years in the geographic area for which each home health and hospice agency included in the sale is licensed; provided, that such non-competition obligation does not extend to the Sellers’ ability to engage in the business of the development or management of home care networks under contracts with managed care organizations, which may include enrolling and referring to third party providers of home health and hospice services, and the business of paying home health and hospice agencies to provide such services on behalf of members of managed care organizations.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated by reference herein. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be relied upon by any other persons or entities and should not otherwise in any way be treated as categorical statements of fact, but rather as a way of allocating risk among the parties thereto. Such representations and warranties have in some cases been qualified by disclosures that were made by one party to another in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in such Purchase Agreement, and may apply standards of materiality in a way that is different from what may be material to investors. Finally, such representations and warranties were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments.

* * *

This Current Report on Form 8-K, including the exhibits included herein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, and the failure of the business to perform as expected. There can be no assurance that the potential benefits of the sale of the Home Health Business will be realized. The Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Attached as Exhibit 99.2 hereto are an unaudited pro forma balance sheet as of September 30, 2012 and unaudited pro forma income statements for the nine months ended September 30, 2012 and 2011 and for the fiscal years ended December 31, 2011 and 2010 that reflect the sale of the Home Health Business and the treatment of the Home Health Business as a discontinued operation.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Asset Purchase Agreement, dated as of February 7, 2013, by and among Addus HealthCare, Inc., its subsidiaries identified therein, LHC Group, Inc. and its subsidiaries identified therein.

99.2	Unaudited pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: March 6, 2013	/s/ Dennis Meulemans
	By:	Dennis Meulemans
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Asset Purchase Agreement, dated as of February 7, 2013, by and among Addus HealthCare, Inc., its subsidiaries identified therein, LHC Group, Inc. and its subsidiaries identified therein.

99.2	Unaudited pro forma financial information.

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